As filed with the Securities and Exchange Commission on January 29, 2018

Registration No. 333-221997

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

VICI PROPERTIES INC.

(Exact name of registrant as specified in governing instruments)

8329 W. Sunset Road, Suite 210

Las Vegas, Nevada 89113

(702) 820-3800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward B. Pitoniak

Chief Executive Officer

VICI Properties Inc.

8329 W. Sunset Road, Suite 210

Las Vegas, Nevada 89113

(702) 820-3800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Todd E. Lenson, Esq. Jordan M. Rosenbaum, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 (212) 715-9100	Edward F. Petrosky, Esq. Bartholomew A. Sheehan, III Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock	57,500,000	$21.00	$1,207,500,000	$150,333.75(4)

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(2)	Includes shares subject to the underwriters’ overallotment option to purchase additional shares from us, if any.
(3)	Calculated pursuant to Rule 457(a) of the Securities Act of 1933, as amended, based on an estimate of the proposed maximum aggregate offering price.
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is being filed solely for the purpose of filing Exhibits 1.1, 5.1, 8.1, 23.4 and 23.5. No change is made to the prospectus constituting Part I of the Registration Statement or Items 31, 32, 33, 34, 35, 36(A) or 37 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36.	Financial Statements and Exhibits.

(B) Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement on Form S-11:

Exhibit	Description

1.1	Form of Underwriting Agreement

2.1**	Third Amended Joint Plan of Reorganization of Caesars Entertainment Operating Company, Inc., et al., under Chapter 11 of the Bankruptcy Code, dated January 13, 2016 (incorporated by reference to Exhibit T3E-2 to VICI Properties 1 LLC’s Amendment No. 1 to Form T-3 with respect to the First-Priority Senior Secured Floating Rate Notes Due 2022 filed with the Securities and Exchange Commission on August 11, 2017 (File No. 022-29021))

2.2**	Separation Agreement, dated as of October 6, 2017, between Caesars Entertainment Operating Company, Inc. and VICI Properties (incorporated, referenced to Exhibit 2.1 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

3.1**	Articles of Amendment and Restatement of VICI Properties Inc. (incorporated by reference to Exhibit 3.1 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

3.2**	Amended and Restated Bylaws of VICI Properties Inc. (incorporated by reference to Exhibit 3.2 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

4.1**	Form of Certificate of Common Stock of VICI Properties Inc.

4.2**	Indenture, dated as of October 6, 2017, among VICI Properties 1 LLC, VICI FC Inc., the subsidiary guarantors party thereto from time to time, and UMB Bank, National Association, as trustee, governing the First-Priority Senior Secured Floating Rate Notes due 2022 (incorporated by reference to Exhibit 4.1 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

4.3**	Indenture, dated as of October 6, 2017, among VICI Properties 1 LLC, VICI FC Inc., the subsidiary guarantors party thereto from time to time, and UMB Bank, National Association, as trustee, governing the 8.0% Second-Priority Senior Secured Notes due 2023 (incorporated by reference to Exhibit 4.2 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

4.4**	Registration Rights Agreement, dated as of October 6, 2017, between VICI Properties Inc. and the holders named therein (incorporated by reference to Exhibit 4.3 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

4.5**	Registration Rights Agreement, dated as of December 22, 2017, between VICI Properties Inc. and the other parties named therein

5.1	Opinion of Ballard Spahr LLP regarding the legality of the securities being issued

8.1	Opinion of Kramer Levin Naftalis & Frankel LLP regarding tax matters

10.1**	Lease (CPLV), dated as of October 6, 2017, by and among CPLV Property Owner LLC, Desert Palace LLC, Caesars Entertainment Operating Company, Inc. and CEOC, LLC, relating to the CPLV Facilities. (incorporated by reference to Exhibit 10.1 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

Exhibit	Description

10.2**	Lease (Non-CPLV), dated as of October 6, 2017, by and among the entities listed on Schedules A and B thereto and CEOC, LLC, relating to the Non-CPLV Facilities. (incorporated by reference to Exhibit 10.2 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.3**	Lease (Joliet), dated as of October 6, 2017, by and between Harrah’s Joliet Landco LLC and Des Plaines Development Limited Partnership, relating to the Joliet Facilities. (incorporated by reference to Exhibit 10.3 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.4**	Golf Course Use Agreement, dated as of October 6, 2017, by and among Rio Secco LLC, Cascata LLC, Chariot Run LLC, Grand Bear LLC, Caesars Enterprise Services, LLC, CEOC, LLC, and, solely for purposes of Section 2.1(c) thereof, Caesars License Company, LLC. (incorporated by reference to Exhibit 10.4 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.5**	Management and Lease Support Agreement, dated as of October 6, 2017, by and among Desert Palace LLC, Caesars Entertainment Operating Company, Inc., CEOC, LLC, CPLV Manager, LLC, Caesars Entertainment Corporation, CPLV Property Owner LLC, and solely for certain articles and sections named therein, Caesars License Company, LLC and Caesars Enterprise Services, LLC relating to the CPLV Facilities. (incorporated by reference to Exhibit 10.5 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.6**	Management and Lease Support Agreement, dated as of October 6, 2017, by and among CEOC, LLC, the entities listed therein, Non-CPLV Manager, LLC, Caesars Entertainment Corporation and solely for certain articles and sections named therein, Caesars License Company, LLC and Caesars Enterprise Services, LLC relating to the Non-CPLV Facilities. (incorporated by reference to Exhibit 10.6 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.7**	Purchase and Sale Agreement, dated as of November 29, 2017, by and between Harrah’s Las Vegas, LLC, a Nevada limited liability company, as seller, and Claudine Property Owner LLC, a Delaware limited liability company, as buyer (incorporated by reference to Exhibit 10.1 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 (File No. 000-55791)).

10.8**	Purchase and Sale Agreement, dated as of November 29, 2017, by and between Vegas Development LLC, a Delaware limited liability company, as seller and Eastside Convention Center, LLC, a Delaware limited liability company, as buyer (incorporated by reference to Exhibit 10.2 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 (File No. 000-55791)).

10.9**	Guaranty, made and entered into as of November 29, 2017 by VICI Properties I LLC, a Delaware limited liability company, as guarantor (incorporated by reference to Exhibit 10.3 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 (File No. 000-55791)).

10.10**	Common Stock Purchase Agreement, dated as of November 29, 2017, between the Company and each purchaser, or the investment advisor or manager for one or purchasers identified on Schedule I thereto (incorporated by reference to Exhibit 10.4 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2017 (File No. 000-55791)).

Exhibit	Description

10.11**	Management and Lease Support Agreement, dated as of October 6, 2017, by and among Des Plaines Development Limited Partnership, Joliet Manager, LLC, Caesars Entertainment Corporation, Harrah’s Joliet Landco LLC and solely for certain articles and sections named therein, Caesars License Company, LLC and Caesars Enterprise Services, LLC relating to the Joliet Facilities. (incorporated by reference to Exhibit 10.7 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.12**

Amended and Restated Right of First Refusal Agreement, dated as of December 22, 2017, by and between Caesars Entertainment Corporation and VICI Properties L.P. (incorporated by reference to Exhibit 10.2 to VICI Properties Inc.’s Current Report on Form 8-K filed with the SEC on December 26, 2017 (File No. 000-55791))

10.13**	Call Right Agreement, dated as of October 6, 2017, by and between VICI Properties L.P. and Caesars Entertainment Corporation relating to Harrah’s New Orleans. (incorporated by reference to Exhibit 10.9 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.14**	Call Right Agreement, dated as of October 6, 2017, by and between VICI Properties L.P. and Caesars Entertainment Corporation relating to Harrah’s Laughlin. (incorporated by reference to Exhibit 10.10 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.15**	Call Right Agreement, dated as of October 6, 2017, by and between VICI Properties L.P. and Caesars Entertainment Corporation relating to Harrah’s Atlantic City. (incorporated by reference to Exhibit 10.11 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.16**	Tax Matters Agreement, dated as of October 6, 2017, by and among Caesars Entertainment Corporation, CEOC, LLC, VICI Properties Inc., VICI Properties L.P. and CPLV Property Owner LLC. (incorporated by reference to Exhibit 10.12 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.17**	Loan Agreement, dated as of October 6, 2017, by and among CPLV Property Owner LLC, as borrower, JPMorgan Chase Bank, National Association, Barclays Bank PLC, Goldman Sachs Mortgage Company and Morgan Stanley Bank, N.A., as lenders, governing the CPLV CMBS Debt. (incorporated by reference to Exhibit 10.13 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.18**	Mezzanine C Loan Agreement, dated as of October 6, 2017, by and among CPLV Mezz 3 LLC, Wilmington Savings Fund Society, FSB, as Administrative Agent and Collateral Agent, and the lenders party thereto, governing the junior mezzanine debt. (incorporated by reference to Exhibit 10.14 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.19**	Mezzanine B Loan Agreement, dated as of October 6, 2017, by and among CPLV Mezz 2 LLC, Wilmington Savings Fund Society, FSB, as Administrative Agent and Collateral Agent, and the lenders party thereto, governing the intermediate mezzanine debt. (incorporated by reference to Exhibit 10.15 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.20**	Mezzanine A Loan Agreement, dated as of October 6, 2017, by and among CPLV Mezz 1 LLC, Wilmington Savings Fund Society, FSB, as Administrative Agent and Collateral Agent, and the lenders party thereto, governing the senior mezzanine debt. (incorporated by reference to Exhibit 10.16 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

Exhibit	Description

10.21**	Mandatory Conversion Implementation Agreement, dated as of October 6, 2017, by and between VICI Properties Inc. and CPLV Mezz 3 LLC. (incorporated by reference to Exhibit 10.17 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.22**	First Lien Credit Agreement, dated as of October 6, 2017, among VICI Properties 1 LLC, as the Borrower, the lenders party thereto, and Wilmington Trust, National Association, as Administrative Agent. (incorporated by reference to Exhibit 10.18 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.23**	First Lien Intercreditor Agreement, dated as of October 6, 2017, among VICI Properties 1 LLC and VICI FC Inc., as the Borrowers, Wilmington Trust, National Association, as Collateral Agent and Authorized Representative under the Credit Agreement, UMB Bank, National Association, as the Initial Other Authorized Representative, and each additional Authorized Representative from time to time party hereto. (incorporated by reference to Exhibit 10.19 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.24**	First Lien Collateral Agreement, dated as of October 6, 2017, among VICI Properties 1 LLC, VICI FC Inc., each Subsidiary Party thereto, and Wilmington Trust, National Association, as Collateral Agent. (incorporated by reference to Exhibit 10.20 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.25**	Second Lien Intercreditor Agreement, dated as of October 6, 2017, among VICI Properties 1 LLC and VICI FC Inc., as the Borrowers, Wilmington Trust, National Association, as Credit Agreement Agent, UMB Bank, National Association, as the Initial Other First Priority Lien Obligations Agent, and each Other First Priority Lien Obligations Agent from time to time party hereto. (incorporated by reference to Exhibit 10.21 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.26**	Second Lien Collateral Agreement, dated as of October 6, 2017, among VICI Properties 1 LLC, VICI FC Inc., each Subsidiary Party thereto, and UMB Bank, National Association, as Collateral Agent. (incorporated by reference to Exhibit 10.22 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.27**	Amended and Restated Agreement of Limited Partnership of VICI Properties L.P. (incorporated by reference to Exhibit 10.23 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.28**	Form of Indemnification Agreement, between VICI Properties Inc. and its directors and officers (incorporated by reference to Exhibit 10.20 to VICI Properties Inc.’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on September 28, 2017 (File No. 000-55791))

10.29†**	Employment Agreement, dated as of October 6, 2017, by and between VICI Properties Inc. and Edward Pitoniak. (incorporated by reference to Exhibit 10.25 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.30†**	Employment Agreement, dated as of October 6, 2017, by and between VICI Properties Inc. and John Payne. (incorporated by reference to Exhibit 10.26 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

Exhibit	Description

10.31†**	Employment Agreement, dated as of October 6, 2017, by and between VICI Properties Inc. and Mary E. Higgins. (incorporated by reference to Exhibit 10.27 to VICI Properties Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2017 (File No. 000-55791))

10.32†**	Employment Agreement, dated as of November 27, 2017 by and between VICI Properties Inc. and David Kieske

10.33†**	Separation Agreement and Release, dated as of October 6, 2017, by and between VICI Properties, Inc. and Mary E. Higgins

10.34†**	VICI Properties Inc. 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.28 to VICI Properties Inc.’s Current Report on Form 8-K filed with the SEC on October 11, 2017 (File No. 000-55791))

10.35**	Credit Agreement, dated as of December 22, 2017, among VICI Properties 1 LLC, as the borrower, Goldman Sachs Bank USA, as administrative agent and the other parties thereto (incorporated by reference to Exhibit 10.1 to VICI Properties Inc.’s Current Report on Form 8-K filed with the SEC on December 26, 2017 (File No. 000-55791))

10.36**	Guaranty of Lease as of the 22nd day of December, 2017 by and between Caesars Resort Collection, LLC and Claudine Propco, LLC

10.37**	Amended and Restated Lease dated as of December 22, 2017, by and among Claudine Propco, LLC and Harrah’s Las Vegas, LLC

10.38**	Put-Call Agreement dated as of December 22, 2017, by and among Claudine Propco LLC, Vegas Development Land Owner LLC and 3535 LV Newco, LLC

21.1**	Subsidiaries of VICI REIT

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Deloitte & Touche LLP

23.3**	Consent of Deloitte & Touche LLP

23.4	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.5	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 8.1)

24.1**	Power of Attorney (included in signature page)

24.2**	Power of Attorney of David Kieske

†	Management plan or arrangement
*	To be filed by amendment
**	Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on January 29, 2018.

VICI Properties Inc.

By:	/s/ Edward B. Pitoniak
Name: Edward B. Pitoniak
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, on January 29, 2018.

Name	Title

/s/ Edward B. Pitoniak	Chief Executive Officer (Principal Executive Officer) and Director
Edward B. Pitoniak

/s/ David Kieske	Chief Financial Officer (Principal Financial Officer)
David Kieske

/s/ Kenneth J. Kuick	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Kenneth J. Kuick

*	Chair of the Board of Directors
James Robert Abrahamson

*	Director
Eugene Irwin Davis

*	Director
Eric Littmann Hausler

*	Director
Craig Macnab

*	Director
Michael David Rumbolz

*By:

/s/ Edward B. Pitoniak Edward B. Pitoniak	Attorney-in-fact for the persons indicated